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                                                      Registration No. 333-45930

    As filed with the Securities and Exchange Commission on October 13, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                                 Mail.com, Inc.
             (Exact name of registrant as specified in its charter)

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                    DELAWARE                                                   13-3780773
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification Number)
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                             11 Broadway, 6th Floor
                               New York, NY, 10004
                                 (212) 425-4200
                        (Address, including zip code and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                             David W. Ambrosia, Esq.
                  Executive Vice President and General Counsel
                                 Mail.com, Inc.
                             11 Broadway, 6th Floor
                               New York, NY 10004
                                 (212) 425-4200
                       (Name, address, including zip code,
                              and telephone number,
                             including area code, of
                            agent for service)
                                  Copies to:
                          Ronald A. Fleming, Jr., Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1143
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         Pursuant to a Registration Statement on Form S-3, Registration No.
333-45930, effective September 26, 2000, Mail.com, Inc. (the "Company"), registered for sale from time to time an indeterminate amount of shares of Class A common stock, shares of preferred stock, depositary shares, debt securities, warrants, stock purchase units and stock purchase contracts (the "Securities"), up to a total aggregate initial offering price for all such Securities combined not to exceed $75,000,000 (the "Shelf Registration"). The Company hereby withdraws from registration all such Securities remaining unsold under the Shelf Registration as of the date of this Post-Effective Amendment No. 1.


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.


Exhibit No.     Description

24              Power of Attorney

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 2000.

                                                 Mail.com, Inc.

                                                 By  /s/ Lon Otremba
                                                     ----------------------
                                                     Lon Otremba
                                                     President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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NAME                                     TITLE                                   DATE
----                                     -----                                   ----

              *                          Chairman and Chief Executive Officer    October 13, 2000
---------------------------------
(Gerald Gorman)                          and Director (principal executive
                                         officer)

              *                          Chief Executive Officer, WORLD.com,     October 13, 2000
---------------------------------
(Gary Millin)                            Inc., Director

              *                          President, Director                     October 13, 2000
---------------------------------
(Lon Otremba)

              *                          Executive Vice President and Chief      October 13, 2000
---------------------------------
(Debra McClister)                        Financial Officer (principal
                                         accounting and finance officer)

              *                          Chief Executive Officer, Mail.com       October 13, 2000
---------------------------------
(Thomas Murawski)                        Business Messaging Services, Inc.,
                                         Director

              *                          Director                                October 13, 2000
---------------------------------
(William Donaldson)

              *                          Director                                October 13, 2000
---------------------------------
(Stephen Ketchum)

              *                          Director                                October 13, 2000
---------------------------------
(Jack Kuehler)

*By:  /s/ Lon Otremba
     -------------------------------
      Lon Otremba
      ATTORNEY-IN-FACT
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                                EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
24              Power of Attorney*

* Previously filed


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